Filed Pursuant to Rule 424(b)(7)
Registration No. 333-194292

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Amount of Aggregate Offering Price	Registration Fee(2)
Common stock, $0.0001 par value per share	175,040	$78.57	$13,752,018.60	$1,771.26

(1)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the securities act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices of the registrants common stock on February 27, 2014, as reported on the Nasdaq Global Select Market.

(2)         The filing fee is calculated and being paid pursuant to Rule 456(b) and 457(r) of the Securities Act and relates to the registration statement on Form S-3 (File No. 333-194292) filed by Expedia, Inc. on March 3, 2014.

Prospectus Supplement to Prospectus Dated March 3, 2014

175,040 Shares

Expedia, Inc.

Common Stock

The selling stockholders identified in this prospectus supplement are offering 175,040 shares of our common stock. The selling stockholders will receive all net proceeds from the sale of shares of our common stock in this offering.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “EXPE.” On February 28, 2014, the last reported sale price for our common stock on The NASDAQ Global Select Market was $78.53 per share.

Investing in our common stock involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the yearly period ended December 31, 2013 and in our other filings with the Securities and Exchange Commission incorporated by reference in this prospectus supplement and any accompanying prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 3, 2014.

Prospectus Supplement

Page

Selling Stockholders	S-1
Description of Capital Stock	S-2

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

i

SELLING STOCKHOLDERS

The following table, which was prepared based on information supplied to us by the selling stockholders, sets forth the name of each of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders and the number of shares to be offered by each of the selling stockholders pursuant to this prospectus supplement. The table also provides information regarding the beneficial ownership of our common stock by each of the selling stockholders as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus supplement. The ownership percentage indicated in the following table is based on 116,658,473 outstanding shares of Expedia, Inc. common stock as of January 24, 2014.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, restricted stock or warrants held by that person that are currently exercisable or exercisable within 60 days of March 3, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Registered for Resale	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	Percentage		Shares(2)	Percentage
Rolf Schrömgens(1)	78,505	*	78,505	-	*
Peter Vinnemeier(1)	58,726	*	58,726	-	*
Malte Siewert(1)	37,809	*	37,809	-	*

*	Represents less than 1% of the total aggregate amount of shares of our common stock
(1)	Each Selling Stockholder serves as an officer for trivago, a Germany-based leading hotel metasearch company. In 2012, we entered into a share purchase agreement pursuant to which we acquired approximately 62% of trivago’s outstanding securities.
(2)	Assumes the sale of all shares being offered pursuant to this prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description is not meant to be complete and is qualified by reference to Expedia’s restated certificate of incorporation and amended and restated bylaws and the Delaware General Corporation Law. Copies of Expedia’s restated certificate of incorporation and amended and restated bylaws are incorporated by reference herein. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information” and “Information Incorporated By Reference.” We urge you to read Expedia’s restated certificate of incorporation and amended and restated bylaws in their entirety.

Expedia Authorized Capital Stock

Expedia’s authorized capital stock consists of 2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of Expedia common stock, par value $0.0001 per share, (ii) 400,000,000 shares of Expedia Class B common stock, par value $0.0001 per share, and 100,000,000 shares of Expedia preferred stock, par value of $0.001 per share.

Expedia Common Stock

In general, the holders of Expedia common stock vote together as a single class with the holders of Expedia Class B common stock on all matters, including the election of directors provided; however, that the holders of Expedia common stock, voting as a single class, are entitled to elect twenty-five percent (25%) of the total number of directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of Expedia common stock entitles the holder to one vote. The Expedia restated certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to applicable law, the holders of Expedia common stock are entitled, share for share with the holders of the Class B common stock, to such dividends if, as and when may be declared from time to time by the Expedia Board of Directors, and, upon liquidation, dissolution or winding up, are entitled to receive, share for share with the holders of the Class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

Expedia Class B Common Stock

In general, the holders of Class B common stock vote together as a single class with the holders of Expedia common stock on all matters, including the election of directors. The holders of Expedia Class B common stock are entitled to ten votes per share. The Expedia amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Expedia preferred stock created by the Expedia Board of Directors from time to time and to applicable law, the holders of Expedia Class B common stock are entitled, share for share with the holders of the Expedia common stock, to such dividends if, as and when may be declared from time to time by the Expedia Board of Directors, and, upon liquidation, dissolution or winding up, are entitled to receive, share for share with the holders of the Expedia common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

Expedia Preferred Stock

Expedia has the authority to issue shares of preferred stock from time to time in one or more series. The Expedia Board of Directors has the authority, by resolution, to designate the powers, preferences, rights, qualifications, limitations and restrictions of preferred stock of Expedia.

Anti-Takeover Provisions in Expedia’s Bylaws

Expedia’s amended and restated bylaws contain provisions that could delay or make more difficult the acquisition of Expedia by means of a hostile tender offer, open market purchases, a proxy contest or otherwise. Please also refer to “Risk Factors” beginning on page 10 of our annual report on Form 10-K for the period ended

December 31, 2013, which is incorporated by reference herein, for information on other factors that could impact a change of control. In addition, Expedia’s amended and restated bylaws provide that only Expedia’s Chairman of the Board of Directors or a majority of Expedia’s Board of Directors may call a special meeting of stockholders.

Effect of Delaware Anti-Takeover Statute

Expedia is subject to Section 203 of the Delaware General Corporation Law, or the DGCL, which generally prevents corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination has been approved in one of a number of specific ways. For purposes of Section 203, a “business combination” includes, among other things, a merger or consolidation involving Expedia and the interested stockholder and a sale of more than 10% of Expedia’s assets. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of a company’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation’s outstanding voting shares. Expedia has not “opted out” of the provisions of Section 203.

Action by Written Consent

Under the DGCL, unless a company’s certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by written consent executed by stockholders possessing the requisite votes for the action to be taken. Expedia’s certificate of incorporation does not expressly prohibit action by the written consent of stockholders.

Transfer Agent

The transfer agent for the shares of Expedia common stock is Computershare.

PROSPECTUS

Common Stock

This prospectus relates to the sale of shares of common stock of Expedia, Inc. (“Expedia,” “we,” “us” or the “Company”) by the selling stockholders listed herein. The selling stockholders acquired these shares from us pursuant to an Agreement for the Sale and Purchase of Shares of trivago GmbH dated December 21, 2012.

This prospectus provides a general description of the securities the selling stockholders may offer. Each time any selling stockholder sells securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We urge you to carefully read this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we incorporate by reference before you make your investment decision.

The selling stockholders may offer and sell shares of common stock described in any supplement in a number of different ways and at varying prices. We will provide more information about how the selling stockholders may sell their shares of common stock in the applicable prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “EXPE.” On February 28, 2014, the last reported sale price for our common stock on The NASDAQ Global Select Market was $78.53 per share.

Investing in our common stock involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus and in the applicable prospectus supplement or any related free writing prospectuses that we have authorized for use in connection with a specific offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 3, 2014.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we or the selling stockholders to be named in a supplement to this prospectus may sell the securities described in this prospectus in one or more offerings from time to time.

This prospectus provides you with a general description of the securities any selling stockholder may offer. Each time any selling stockholder sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or any related free writing prospectus.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, the net proceeds and the other specific terms related to the offering of these securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “Expedia,” the “Company,” “we,” “us” and “our” refer to Expedia, Inc. and its subsidiaries, unless otherwise specified.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference, including the sections entitled “Prospectus Summary” and “Risk Factors,” contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2013, Part I, Item 1A, “Risk Factors,” as well as those discussed elsewhere in this prospectus. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this report and in our other reports filed with the Securities and Exchange Commission (“SEC”) that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being registered hereby, and our financial statements and notes thereto incorporated by reference in this prospectus.

Expedia, Inc.

Overview

Expedia, Inc. is an online travel company, empowering business and leisure travelers through technology with the tools and information they need to efficiently research, plan, book and experience travel. We seek to grow our business through a dynamic portfolio of travel brands, including our majority-owned subsidiaries that feature the world’s broadest supply portfolio – including more than 260,000 hotels in 200 countries, 400 airlines, packages, rental cars, cruises, as well as destination services and activities. Travel suppliers distribute and market products via our traditional desktop offerings, as well as through new distribution channels including mobile and social media, our private label business and our call centers in order to reach our extensive, global audience, including the approximately 60 million unique visitors that visit our sites on a monthly basis.

Our portfolio of brands includes:

•	Expedia.com®, a full service online travel agency with sites in 31 countries;

•	Hotels.com®, a hotel-only booking service with more than 85 sites worldwide;

•	Hotwire.com®, a discount travel provider with sites in 12 countries;

•	Expedia® Affiliate Network, which powers travel for some of the world’s largest travel and non-travel brands, as well as more than 10,000 active affiliates worldwide;

•	Classic Vacations®, a luxury travel specialist;

•	Expedia Local Expert®, a destination services and concierge services provider;

•	Expedia® CruiseShipCenters®, with home-based agents and retail locations in the United States and Canada;

•	Egencia®, the world’s fifth largest corporate travel management company;

•	eLong™, Inc., China’s second largest online travel company;

•	Venere.com™, a European online hotel specialist; and

•	trivago GmbH (“trivago”), a Dusseldorf, Germany-based leading hotel metasearch company with sites in 40 countries.

For information regarding the results of Expedia’s historical operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Expedia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 which is incorporated by reference into this prospectus.

Expedia, Inc. is a Delaware corporation. The mailing address of Expedia’s principal executive offices is 333 108th Avenue N.E., Bellevue, WA 98004, and Expedia’s telephone number at that location is (425) 679-7200.

trivago Acquisition

On December 21, 2012, Expedia entered into a share purchase agreement (the “Purchase Agreement”) with trivago GmbH, a limited liability company incorporated under the laws of Germany (“trivago”), the shareholders of trivago and certain other parties pursuant to which Expedia acquired, through a wholly owned subsidiary, approximately 62% of trivago’s outstanding securities. The trivago securities were purchased both from the shareholders of trivago and through a new issuance of securities from trivago. Following the trivago acquisition, approximately 36% of trivago’s outstanding securities were retained by three members of management of trivago, referred to in this prospectus as the “selling stockholders.” trivago is a leading hotel metasearch company headquartered in Düsseldorf, Germany.

In connection with the trivago acquisition, Expedia agreed to pay the following consideration: (i) €426,398,400 in cash to the shareholders of trivago, (ii) a number of shares of Expedia common stock having a value, based on a thirty-day trailing average of closing trading prices prior to the closing of the trivago acquisition, of €42,632,216, to be issued in five equal increments to the selling stockholders on or about each of the first through fifth anniversaries of the consummation of the trivago acquisition (the “Acquisition Shares”), and (iii) €7,608,399 in cash, to be paid to trivago for the shares being issued to Expedia by trivago.

The Purchase Agreement provides, among other things, that Expedia is required to use commercially reasonable efforts to register a certain number of the Acquisition Shares for resale on Form S-3 under the Securities Act of 1933, as amended, on each anniversary of the closing of the transactions contemplated by the Purchase Agreement. This prospectus is part of such a registration statement filed on Form S-3, pursuant to the Purchase Agreement.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page 10 of our annual report on Form 10-K for the period ended December 31, 2013, which is incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or any prospectus supplement hereto before making a decision to invest in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

DESCRIPTION OF THE SECURITIES

The selling stockholders may offer from time to time, in one or more offerings, shares of our common stock, par value $0.0001 per share.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, and other offering material, relating to such offer.

SELLING STOCKHOLDERS

Information regarding the beneficial ownership of our common stock by selling stockholders, the numbers of shares being offered by selling stockholders and the number of shares beneficially owned by selling stockholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference. Selling stockholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act of 1933, as amended. We will not receive any proceeds from the sale of securities by selling stockholders.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-

dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders and certain related persons against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for Expedia by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements of Expedia, Inc. at December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 appearing in Expedia, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 and Expedia, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information. Any statement so modified of superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the Securities and Exchange Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.

The documents we incorporate by reference into this prospectus are:

1. Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 7, 2014;

2. The description of our common stock, $0.0001 par value per share, set forth under the caption “Description of Expedia Capital Stock after the Spin-Off” in the prospectus that constitutes part of our Registration Statement on Form S-4 (File No. 333-175828), initially filed with the SEC on July 27, 2011, including any amendments or reports filed for the purpose of updating such description; and

3. Our Current Report on Form 8-K filed with the SEC on February 6, 2014.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Expedia and our common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Investor Relations

Expedia, Inc. HQ 333 108th Avenue NE

Bellevue, WA 98004 (425) 679-3555

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room in Washington, D.C., located at 100 F Street, N.E. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the internet from the SEC’s website at www.sec.gov, or our website at www.expediainc.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

Common Stock

PROSPECTUS

March 3, 2014